SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Endurance Specialty Holdings Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Endurance Specialty Holdings Ltd. (“Endurance”) reports that Michael Chang, Chief Executive Officer of Global Risk Solutions, was interviewed by Meg Green, a reporter with A.M.BestTV.  The following is an excerpt from the transcript of the video of that interview that is posted on http://www3.ambest.com:

***

Meg Green:

You’re scheduled to close on an acquisition. Sompo is acquiring Endurance.  Can you tell us anything about that?

Michael Chang:

We are very excited about the transaction as John Charman who is our chairman has said. He believes that this will bring us the scale that we need to be relevant, not that we’re not relevant today, but even further.   And if you really want to see some more information on that, you can visit our website -- there is a ton of information on there about it.

Cautionary Note Regarding Forward-Looking Statements

This material may include, and Endurance may make related oral, forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. These statements may also include assumptions about our proposed acquisition by Sompo Holdings, Inc. (“Sompo”) (including its benefits, results, effects and timing). Statements which include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

The proposed transaction is subject to risks and uncertainties, including: (A) that Endurance and Sompo may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (B) uncertainty as to the timing of completion of the proposed transaction; (C) the inability to complete the proposed transaction due to the failure to obtain Endurance shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (D) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (E) risks related to disruption of management’s attention from Endurance’s ongoing business operations due to the proposed transaction; (F) the effect of the announcement of the proposed transaction on Endurance’s relationships with its clients, operating results and business generally and (G) the outcome of any legal proceedings to the extent initiated against Endurance, Sompo or others following the announcement of the proposed transaction, as well as Endurance’s and Sompo’s management's response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Endurance’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of Endurance on file with the U.S. Securities and Exchange Commission (“US SEC”). Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Endurance will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Endurance or its business or operations. Except as required by law, the parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Endurance will file with the US SEC a proxy statement on Schedule 14A and may file or furnish other documents with the US SEC regarding the proposed transaction. This material is not a substitute for the proxy statement or any other document which Endurance may file with the US SEC. INVESTORS IN AND SECURITY HOLDERS OF ENDURANCE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE US SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the US SEC by Endurance through the web site maintained by the US SEC at www.sec.gov or by contacting the investor relations department of Endurance:

Investor Relations
Endurance Specialty Holdings Ltd.
441-278-0988
investorrelations@endurance.bm

Participants in the Solicitation

Endurance and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Endurance’s shareholders in connection with the proposed transaction. Information regarding Endurance’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Endurance’s annual proxy statement filed with the US SEC on April 8, 2016. A more complete description will be available in the proxy statement on Schedule 14A. You may obtain free copies of these documents as described in the preceding paragraph filed, with or furnished to the US SEC. All such documents, when filed or furnished, are available free of charge at the US SEC's website (www.sec.gov) or by directing a request to Endurance at the Investor Relations contact above.